Exhibit 99.1

Investor Relations

Phone: 212-479-3150

New Residential Announces Public Offering of Common Stock

NEW YORK — (BUSINESS WIRE) — April 6, 2015— New Residential Investment Corp. (NYSE: NRZ) (“New Residential” or the “Company”) announced today the commencement of a public offering of 40,000,000 shares of its common stock, subject to market conditions. Of the total shares being offered, 28,286,980 shares are being offered by Home Loan Servicing Solutions, Ltd. (the “Selling Stockholder”) and the remainder (11,713,020 shares) is being offered by the Company. As previously disclosed, the shares being offered by the Selling Stockholder were received as a portion of the consideration paid by the Company in connection with its acquisition of substantially all of the assets of the Selling Stockholder. The Company will not receive any proceeds from the sale of the shares by the Selling Stockholder.

In connection with the offering, the Company intends to grant the underwriter an option for 30 days to purchase up to an additional 6,000,000 shares of common stock from the Company.

The Company intends to use its portion of the net proceeds from this offering for general corporate purposes, including to make a variety of investments, which may include, but is not limited to, investments in Excess MSRs, servicer advances, real estate securities and real estate related loans, or to repay indebtedness or other obligations.

Citigroup is the sole book-running manager for the offering. The offering will be made pursuant to the Company’s existing effective shelf registration statement, previously filed with the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus and a related prospectus supplement. Copies of the prospectus and prospectus supplement may be obtained from: Citigroup, Attention: c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, New York, 11717, or by phone at (800) 831-9146.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed offering and intended use of proceeds. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release.

For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” in the prospectus supplement related to the offering and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the prospectus supplement related to the offering from the Company’s Annual Report on Form 10-K. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150

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